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                                EXHIBIT (3)(a)(1)

                AMENDMENT TO THE PRINCIPAL UNDERWRITING AGREEMENT








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                  AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

Amendment to the Amended and Restated Principal Underwriting Agreement, dated as of May 1, 2002, by and between AFSG Securities Corporation and Transamerica Life Insurance Company (the "Agreement").

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                    EXHIBIT A

                                Separate Accounts

1.       Separate Account VA A

2.       Separate Account VA B

3.       Separate Account VA C

4.       Separate Account VA D

5.       Separate Account VA E

6.       Separate Account VA F

7.       Separate Account VA I

8.       Separate Account VA J

9.       Separate Account VA K

10.      Separate Account VA L

11.      Retirement Builder Variable Annuity Account

12.      Separate Account VL A

13.      Legacy Builder Variable Life Separate Account



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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:   July 15, 2002


AFSG Securities Corporation


By:      /s/  Lisa A. Wachendorf
         ---------------------------
         Lisa A. Wachendorf

Title:   Vice President and
         Chief Compliance Officer


Transamerica Life Insurance Company, Inc.

By:      /s/  Larry N. Norman
         ---------------------------
         Larry N. Norman

Title:   President